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EXHIBIT 21
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                           OHIO STATE BANCSHARES, INC.
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                                       State of               Percentage of
Subsidiary                           Incorporation           securities owned
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The Marion Bank (1)                      Ohio                     100%



(1)    The subsidiary's principal office is located in Marion, Ohio.


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